EXHIBIT 9

SARISSA CAPITAL HIGHLIGHTS AMARIN’S
INACCURATE AND MISLEADING STATEMENTS

Sarissa urges all shareholders to vote the BLUE proxy card for needed change at Amarin on or prior to February 21, 2023

Do NOT vote Amarin’s WHITE proxy card

Greenwich, CT, February 7, 2023 – Sarissa Capital Management LP (“Sarissa”) today made the following statement on Amarin Corporation plc (NASDAQ: AMRN):

Sarissa today released a presentation highlighting many of the inaccurate and misleading statements Amarin made in its attempts to thwart shareholder representation and oversight on the board. For Sarissa’s presentation, please click on the link below.

Presentation: https://freeamarin.com/wp-content/pdfs/presentation-slides-020723.pdf

Visit our website at www.freeamarin.com for helpful information about Sarissa and the need for change at Amarin.

Vote the BLUE proxy card “FOR” the Sarissa Nominees and “FOR” the removal of Chairman Per Wold-Olsen from the board.

The General Meeting of Amarin shareholders is scheduled for February 28, 2023, BUT TO MAKE SURE YOUR VOTE COUNTS, SUBMIT YOUR VOTE ON OR BEFORE TUESDAY, FEBRUARY 21, 2023.

Shareholders should be receiving the BLUE proxy card this week. If you do not receive your BLUE proxy card this week or have any questions on how to vote, please contact:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Shareholders call toll-free: (800) 331-7024
Banks and Brokers call: (212) 269-5550
By Email: AMRN@dfking.com

#FreeAmarin

Contact:	Jean Puong Sarissa Capital Management LP info@sarissacap.com

Additional Information

Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying blue proxy card with the SEC on January 31, 2023, in connection with the solicitation of shareholders of Amarin Corporation plc (the “Company”) at the general meeting of the Company for the election of Sarissa Capital’s slate of highly-qualified nominees (the “General Meeting”). Shareholders are advised to read the definitive proxy statement and other relevant documents related to the General Meeting as they contain important information.

The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov and at www.freeamarin.com. The definitive proxy statement and other relevant documents are also available at no charge by directing a request to Sarissa Capital’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (800) 331-7024).